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                                                                   Exhibit 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


        We hereby consent to the use in this Registration Statement on From SB-2 of Stratasys, Inc., of our report dated February 14, 1997 for the year ended December 31, 1996 and our report dated February 22, 1996 for the year ended December 31, 1995, and to the reference to our firm under the caption "Experts" in such Prospectus, which is part of this Registration Statement.

                                                Rothstein, Kass & Company, P.C.


Roseland, New Jersey

April 30, 1997